Exhibit 3.24(e)

MICHIGAN DEPARTMENT OF CONSUMER & INDUSTRY SERVICES

BUREAU OF COMMERCIAL SERVICES

Date Received May 20 2002
	This document is effective on the date filed, unless a subsequent effective date within 90 days after received date is stated in the document.	FILED May 20 2002

Name
	CSC – Harrisburg		585584/005
Address
	2704 Commerce Drive, Suite B
City	State		Zip Code	EFFECTIVE DATE:
	Harrisburg	PA	17110	Expiration date for new assumed names: December 31 Expiration date for transferred assumed names appear in Item 6

Document will be returned to the name and address you enter above.

                    If left blank document will be mailed to the registered office.

CERTIFICATE OF MERGER

For use by Parent and Subsidiary Profit Corporations

(Please read information and instructions on the last page)

Pursuant to the provisions of Act 284, Public Acts of 1972, the undersigned corporation executes the following Certificate:

1.	a. The name of each constituent corporation and its identification number is:

	Concrete XX Acquisition, Inc., a Delaware corporation

	Superior Materials, Inc. a Michigan corporation	026542

	b. The name of the surviving corporation and its identification number is:

	Superior Materials, Inc.	026542

c. For each subsidiary corporation, state:

Name of corporation	Number of outstanding shares in each class	Number of shares owned by the parent corporation in each class
Superior Materials, Inc.	14,500 common	14,500 common

d.	The manner and basis of converting the shares of each constituent corporation is as follows:

The shares of Concrete XX Acquisition, Inc. are to be retired and cancelled, and the shares of Superior Materials, Inc. are to remain unchanged.

e.	The amendments to the Articles or a Restatement of the Articles of Incorporation of the surviving corporation to be effected by the merger are as follows:

NONE.

2.	The merger is permitted by the state or country under whose law it is incorporated and each foreign corporation has complied with that law in effecting the merger.

3.	(Delete if not applicable)

The consent to the merger by the shareholders of the subsidiary corporation was obtained pursuant to its Articles of Incorporation. (Such consent is necessary if the Articles of Incorporation require approval of the merger by the vote of the holders of more than the percentage of the shares owned by the parent corporation.)

4.	(Delete if not applicable)

The consent to the merger by the shareholders of the parent corporation was obtained. (Such consent is necessary if its Articles of Incorporation require shareholder approval of the merger, the plan of merger amends its Articles of Incorporation, or a subsidiary is to be the surviving corporation.)

5.	(Complete only if an effective date is desired other than the date of filing)

The merger shall be effective on the              day of                                         ,                 .

Signed this         15th         day of                                       April     ,     2002

Concrete XX Acquisition, Inc.

(Name of parent corporation)

By	/s/ Charles W. Sommer

(Signature of an authorized officer of agent)

Charles W. Sommer, Vice President

(Type or Print Name)

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